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                                 [LETTERHEAD]

                            VARI-LITE INTERNATIONAL

NEWS RELEASE
For Immediate Publication


                   VARI-LITE INTERNATIONAL, INC. ANNOUNCES
                        AGREEMENT TO SELL SHOWCO, INC.

DALLAS, Texas - October 31, 2000 - Vari-Lite International, Inc. (Nasdaq:
LITE) announced today that it has entered into a letter of intent to sell Showco, Inc., its sound reinforcement business, to an affiliate of Clair Brothers Audio, Inc., in Lititz, Pennsylvania.

"The combination of Showco and Clair Brothers will create the most impressive sound reinforcement company in the world," said Rusty Brutsche, chairman and chief executive officer of Vari-Lite. "The decision to sell Showco to Clair Brothers was based upon the long-term benefits to Showco's customers and employees as Vari-Lite concentrates its efforts on the development, manufacture and sale of its VARI-LITE-Registered Trademark- automated lighting systems and continued operation of our lighting rental and production services offices in North America, Asia and London."

The sale is subject to various conditions and scheduled to be completed by Dec. 15, 2000.

ABOUT VARI-LITE INTERNATIONAL
Vari-Lite International is a leading worldwide designer, manufacturer and distributor of proprietary automated lighting systems. The Company also provides related equipment and services to the entertainment industry, serving markets such as concert touring, theater, television and film and corporate events. The Company sells and rents its VARI-LITE-Registered Trademark- automated lighting systems through a domestic and international network of Vari-Lite offices and independent dealers.

Vari-Lite International, Inc. shares are traded on the Nasdaq National Market under the symbol LITE.

The foregoing paragraphs contain certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These expectations may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.



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FOR FURTHER INFORMATION CONTACT:

VARI-LITE INTERNATIONAL, INC.                               CLAIR BROTHERS AUDIO
JERRY L. TROJAN                                             TROY CLAIR
VICE PRESIDENT - FINANCE AND CHIEF FINANCIAL OFFICER        717-626-4000
214-819-3244